SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                        WELLS FARGO & COMPANY
            (Name of Registrant as Specified In Its Charter)

                        WELLS FARGO & COMPANY
              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
       _______________________________________________________________
    2) Aggregate number of securities to which transaction applies:
       _______________________________________________________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
       _______________________________________________________________
    4) Proposed maximum aggregate value of transaction.
       _______________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
       _______________________________________________________________
    2) Form, Schedule or Registration Statement No.:
       _______________________________________________________________
    3) Filing Party:
       _______________________________________________________________
    4) Date Filed:
       _______________________________________________________________

                                   LOGO

                           WELLS FARGO & COMPANY


                                                        March 15, 1994

To Our Shareholders:

   You are cordially invited to attend the annual meeting of shareholders to be held on Tuesday, April 19, 1994. Enclosed are the Secretary's official notice of this meeting, a proxy statement and a form of proxy. Please note that the meeting will be held at 2:00 p.m. in the Ballroom of the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California.

   At this meeting you will be asked to elect directors to serve until the next annual meeting, to approve the adoption of a new Long-Term Incentive Plan as well as a new Senior Executive Performance Plan and to ratify the selection of the Company's independent auditors for 1994.

   We hope that you will attend. In any event, please complete, date, sign and promptly return the enclosed proxy. It is important that your shares be represented at the meeting.

                             Sincerely yours,


                             Carl E. Reichardt
                             Chairman of the Board
                              and Chief Executive Officer



                       YOUR VOTE IS IMPORTANT

   WE ENCOURAGE YOUR TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR
PROXY IN THE ENCLOSED ENVELOPE REGARDLESS OF WHETHER YOUR PLAN TO ATTEND THE ANNUAL MEETING.

                        WELLS FARGO & COMPANY

                         420 Montgomery Street
                      San Francisco, California 94163

                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            APRIL 19, 1994


To the Shareholders of Wells Fargo & Company:

   The annual meeting of shareholders of Wells Fargo & Company (the "Company") will be held in the Ballroom of the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California, at 2:00 p.m. on Tuesday, April 19, 1994, in order to:

       1. Elect directors to serve until the next annual meeting of shareholders or until their successors have been elected and qualified;

       2. Approve the adoption of the new Long-Term Incentive Plan;

       3. Approve the adoption of the new Senior Executive Performance
   Plan; and

       4. Ratify the selection of KPMG Peat Marwick as independent auditors for the Company for 1994.

   The meeting will also act upon such other matters as may properly come before the meeting or any adjournment thereof. Shareholders of record at the close of business on February 18, 1994, will be entitled to vote the number of shares held of record in their names on that date. The transfer books will not be closed.

   Regardless of whether you plan to attend the shareholders' meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. You may revoke your proxy at any time prior to the time it is voted.


                                        Guy Rounsaville, Jr.
                                           Secretary

March 15, 1994

                        PROXY STATEMENT

   These proxy materials are furnished in connection with the solicitation by the Board of Directors of Wells Fargo & Company, a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of shareholders of the Company and at any adjournment thereof. The meeting will be held in the Ballroom of the Four Seasons Hotel, 690 Newport Center Drive, Newport Beach, California, at 2:00 p.m. on Tuesday, April 19, 1994. These proxy materials are being mailed to shareholders on or about March 15, 1994.


                        PURPOSE OF MEETING

   At the meeting, shareholders will be asked to (i) elect directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified; (ii) approve the adoption of the new Long-Term Incentive Plan; (iii) approve the adoption of the new Senior Executive Performance Plan; and (iv) ratify the selection of KPMG Peat Marwick as independent auditors for the Company for the year 1994. In addition, the shareholders may act upon such other matters as may properly come before the meeting.


                               VOTING

   Holders of record of the Company's Common Stock, $5.00 par value (the "Common Stock"), at the close of business on the record date, February 18, 1994, will be entitled to vote on all matters to be presented at the annual meeting. On the record date, 55,827,132 shares of Common Stock were outstanding. Votes may be cast in person or by proxy, and each share of Common Stock entitles its holder to one vote.

   A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the record date must be present or represented for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted in establishing the quorum. Directors are elected by holders of shares representing a plurality of the quorum. Abstentions and broker non-votes are not counted in the election of directors. In order for the Long-Term Incentive Plan to receive favorable treatment under Rule 16b-3 of the Securities and Exchange Commission, Proposal 2 must receive the affirmative votes of the holders of a majority of the shares present and entitled to vote at the meeting. An abstention would thus have the effect of a vote against Proposal 2. In accordance with the Company's By-Laws, Proposals 3 and 4 must be adopted by the holders of a majority of the shares present and voting, and an abstention would not be counted in this determination. A broker non-vote would have no effect on the outcome of Proposals 2, 3 or 4.

   Proxies in the accompanying form which are properly executed and returned to the Company will be voted at the annual meeting in accordance with the shareholders' instructions contained in such proxies and, at the discretion of the proxy holders, on such other matters as may properly come before the meeting. Where no such instructions are given, the shares will be voted for the election of directors as described herein, for the approval of the adoption of the new Long-Term Incentive Plan as well as the new Senior Executive Performance Plan and for the ratification of the selection of independent auditors. The Board of Directors does not know of any matters to be acted upon at the meeting other than the items specifically described in this Proxy Statement. Any shareholder has the power to revoke his or her proxy at any time before it is voted.


                        CORPORATE GOVERNANCE

   The Company is a bank holding company registered under the Bank
Holding Company Act of 1956, as amended, and is incorporated in the State of Delaware. The Company's principal subsidiary is Wells Fargo Bank, National Association (the "Bank"), a national banking association organized under the laws of the United States. The Company's 1993 Annual Report provides a review of certain activities of the Company during the past year.

   The Board of Directors of the Company met 11 times during 1993 and now consists of 12 members. These 12 incumbent directors have been nominated for reelection. Biographies of all nominees are provided under "Proposal 1-Election of Directors."

   The Company and the Bank have each established the Board committees described below. The membership of each committee is the same for the Company and the Bank, and the corresponding committees of both institutions usually hold joint meetings.

   The Executive Committee may exercise all of the power and authority of the Board when it is unable to meet, except for certain fundamental responsibilities such as amending the By-Laws, which are reserved to the Board. In addition, subject to the authority of the Board, the Committee is authorized to supervise the general management and direction of the business and affairs of the Company. Directors serving on the Executive Committee since the last annual meeting are: Carl E. Reichardt, Chairman;
H. Jesse Arnelle; William R. Breuner; Rayburn S. Dezember; Paul Hazen; Robert K. Jaedicke; Chang-Lin Tien; and John A. Young. The Committee met once in 1993. The former Special Subcommittee of the Executive Committee, consisting only of the non-officer members of the Committee, met eight times in 1993 under the chairmanship of Mr. Young to monitor the enhancement of the Company's credit-related policies and procedures and associated operational matters. The Special Subcommittee was disbanded in September 1993 upon the completion of its duties.

   The Committee on Examinations and Audits oversees the adequacy of the Company's control environment. The Committee meets regularly with management, the Company's general auditor, risk control officer and chief credit officer and with its independent auditors to review the scope and results of their work. The Committee also recommends the appointment of the independent auditors. See "Proposal 4-Ratification of Selection of Independent Auditors." In addition, the Committee reviews the Company's quarterly and annual financial statements, including the adequacy of the allowance for loan losses, and all other reports that law or regulation requires to be reviewed on behalf of the Board. The Committee also reviews all reports of examinations conducted by bank regulators and ensures that audit and examination findings and recommendations are followed up by appropriate management personnel and corrective actions are implemented on a timely basis. Directors serving on the Committee since the last annual meeting are: Robert K. Jaedicke, Chairman; H. Jesse Arnelle; William R. Breuner; William S. Davila; and Rayburn S. Dezember. The Committee met eight times during 1993.

   The Management Development and Compensation Committee administers the executive compensation programs (including employee stock plans) of the Company and its subsidiaries and advises the chief executive officer concerning salary policy for employees of the Company and its subsidiaries below the executive level. Directors serving on the Committee since the last annual meeting are: Paul A. Miller, Chairman; William R. Breuner; Rayburn S. Dezember; Ellen M. Newman; Donald B. Rice; and
John A. Young. The Committee met four times during 1993.

   The Nominating Committee is responsible for proposing candidates to fill vacancies on the Board as they occur and recommending yearly to the Board the director nominees to be elected by the shareholders at the annual meeting. At its meeting in 1994, the Committee recommended the 12 nominees for director named in this Proxy Statement. Directors serving on the Committee since the last annual meeting are: John A. Young, Chairman; William S. Davila; Paul A. Miller; and Ellen M. Newman. In carrying out its responsibilities, the Committee will consider candidates suggested by shareholders. Suggestions for candidates, accompanied by biographical material for evaluation, may be sent to the Secretary, Wells Fargo & Company, 420 Montgomery Street, San Francisco, CA 94163.

   The following two committees are committees of the Bank only:

   The Trust and Investment Products Committee supervises the administration and proper exercise of the fiduciary powers of the Bank as well as the administration of the Bank's non-fiduciary investment management activities. Directors serving on the Committee since the last annual meeting are: Paul Hazen, Chairman; Paul A. Miller; Ellen M. Newman; Carl E. Reichardt; Donald B. Rice; and Chang-Lin Tien. The Committee met four times in 1993.



   The Directors' CRA Committee reviews the Bank's compliance with the Community Reinvestment Act and the statement made by the Bank under the Act with respect to the communities it serves. Directors serving on the Committee since the last annual meeting are: Robert K. Jaedicke, Chairman;
H. Jesse Arnelle; William S. Davila; Ellen M. Newman; and Chang-Lin Tien. The Committee met five times in 1993.

            ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

   Average attendance at Board meetings during 1993 was approximately
96 percent. During 1993, each director attended at least 81 percent of the total number of Board meetings and meetings of the committees of which he or she was a member.

            DIRECTOR REMUNERATION AND RETIREMENT POLICY

   Directors who are officers of the Company or the Bank do not receive an annual retainer or meeting fees for service on either Board or as a member of any Company or Bank committees. Non-officer directors of the Company and the Bank are paid a basic annual retainer of $23,000, with additional amounts payable in accordance with committee service. Robert K. Jaedicke, as chairman of the Committee on Examinations and Audits, and the other members of such committee receive additional amounts of $7,500 and $2,500, respectively. John A. Young, formerly chairman of the Special
Subcommittee of the Executive Committee, and Chang-Lin Tien, the only other member of such subcommittee who was not also a member of the Committee on Examinations and Audits, received additional amounts of $5,625 and $1,875, respectively, for the nine months of 1993 that the subcommittee functioned. Paul A. Miller, as chairman of the Management Development and Compensation Committee, and the other members of such committee receive additional amounts of $4,000 and $1,500, respectively. Non-officer directors are paid a fee of $1,000 for each Board meeting attended, except that when Board meetings of the Company and the Bank are on the same day, the total fee is limited to $1,000. All non-officer directors receive a fee of $800 for each committee meeting attended, except that when the same committees of the Company and the Bank have a combined meeting, the total fee for such meeting is limited to $800. The receipt of annual retainer and meeting fees may be deferred by a director, who may choose either to receive interest on the deferred amount or to receive a return based upon the hypothetical investment of the deferred fees in Common Stock. Directors are also reimbursed for travel, food, lodging and other expenses incurred in attending Board and committee meetings.

   Two directors have consulting arrangements with the Company or the Bank. Rayburn S. Dezember serves as a consultant to the Company under an agreement that runs until 1996 at a yearly fee of $75,000. Ellen M. Newman provides consulting services to the Bank for a monthly fee of $2,500.

   The Directors' Retirement Plan provides that a non-officer director with at least five years' service on the Board is entitled to receive, during a period equal to the lesser of 10 years or the number of full years the director actually served on the Board, an annual retirement benefit equal to the annual retainer in effect at the time of the director's retirement, without regard to that director's service on particular committees of the Board.

   Non-officer directors may participate in the 1987 Director Option Plan. Under the 1987 Plan, a non-officer director may elect to receive at the beginning of a year an option to purchase Common Stock in lieu of the director's annual retainer for that year. The number of shares subject to option is the quotient of the participant's annual retainer divided by the excess of the market value of the Common Stock at the beginning of the year over $1.00. In general, options become exercisable at $1.00 per share on the first anniversary of the date they are granted and remain exercisable for nine years thereafter. During 1993, options to purchase an aggregate of 400 shares of Common Stock were issued to one director under the Plan. In addition, under the 1990 Director Option Plan, each non-officer director elected or reelected each year at the annual meeting automatically receives an option to purchase 500 shares of Common Stock. Directors joining the Board at other times receive options to purchase a prorated number of shares. The exercise price per share of each such option is the fair market value of a share of Common Stock as of the date the option is granted. During 1993, options to purchase 5,084 shares of Common Stock were granted to 10 directors under the 1990 Plan.




   The Board of Directors has adopted a retirement policy which precludes any non-officer director from standing for election or appointment as a director after age 70. This policy also precludes any director who was an active officer at the time of his or her first appointment from continuing to serve as a director after retirement, except that a director who has held the office of chairman of the board or president continues to be eligible to stand for election as a director until age 70.


                         BENEFICIAL OWNERSHIP

   The following table shows the number of shares of Common Stock beneficially owned as of January 31, 1994, by all directors and nominees for director, each of the five most highly compensated executive officers and all directors, nominees and executive officers as a group. Executive officers are defined as all Company officers at the level of vice chairman and above and all Company staff heads on January 31, 1994 (14 persons). No individual director, nominee or executive officer beneficially owned more than 1 percent of all outstanding Common Stock as of January 31, 1994. All directors, nominees and executive officers as a group owned beneficially 2.7 percent of all outstanding Common Stock as of such date. No share of any other class of equity security was then beneficially owned by any member of the group.


                                                                        SHARES          SHARES
                                                                      SUBJECT TO         HELD
                                                                       OPTIONS         THROUGH
                                        SHARES           SHARES       EXERCISABLE      COMPANY
          DIRECTORS                      HELD             HELD          WITHIN          401(K)
        AND NOMINEES                   DIRECTLY        INDIRECTLY       60 DAYS          PLAN        TOTAL
        -------------                  --------        ----------     ----------      ----------  ---------
H. Jesse Arnelle ..................        190              0           1,102              0          1,292
William R. Breuner ................      2,054              0           1,500              0          3,554
William S. Davila .................        100              0           2,325              0          2,425
Rayburn S. Dezember ...............          0         60,619           1,500          5,055         67,174
Paul Hazen  .......................    188,613              0         215,335          3,267        407,215
Robert K. Jaedicke ................        400              0           1,500              0          1,900
Paul A. Miller ....................      9,188          2,600(1)        1,500              0         13,288
Ellen M. Newman ...................      2,650              0           1,500              0          4,150
Carl E. Reichardt  ................    145,943             20         402,845              0        548,808
Donald B. Rice ....................        595          4,490              84              0          5,169
Chang-Lin Tien ....................        100              0           1,252              0          1,352
John A. Young  ....................        400              0           3,895              0          4,295

           MOST HIGHLY
      COMPENSATED OFFICERS
      --------------------
Carl E. Reichardt  ................    145,943             20         402,845              0        548,808
Paul Hazen  .......................    188,613              0         215,335          3,267        407,215
Rodney L. Jacobs ..................     12,508              0          30,835            940         44,283
Clyde W. Ostler ...................      9,893              0          52,718              0         62,611
William F. Zuendt .................     33,144              0          96,315              0        129,459

               GROUP
               -----
Directors, Nominees and Executive
  Officers as a Group (24 persons)..   452,046         68,357        998,498          17,142      1,536,043

- ----------
1.  These shares are held in trusts for which Mr. Miller acts as trustee. As to 600 of these shares, Mr. Miller disclaims any beneficial interest.

   The following are the only persons known to the Company to have been the beneficial owners of more than 5 percent of the outstanding Common Stock on December 31, 1993:


    NAME AND ADDRESS OF               AMOUNT AND NATURE OF
      BENEFICIAL OWNER                BENEFICIAL OWNERSHIP     PERCENT
    -------------------               --------------------     -------
Walter H. Annenberg
  St. Davids Center, Suite A-200
  150 Radnor-Chester Road
  St. Davids, Pennsylvania 19087....       4,025,130(1)          7.2
Warren E. Buffett
 1440 Kiewit Plaza
  Omaha, Nebraska 68131.............       6,819,218(2)         12.2
The Capital Group, Inc.
 333 South Hope Street
  Los Angeles, California 90071 ....       3,396,410(3)          6.1

- ----------
1. Mr. Annenberg shares voting and dispositive power over 6,100 of the reported shares with his wife. He has sole voting and dispositive power over the balance.
2. Mr. Buffett shares dispositive power over all of the reported shares. As to 6,791,218 of them, subject to the following two sentences, he shares voting power and dispositive power with Berkshire Hathaway Inc., a diversified holding company he may be deemed to control, and certain of its subsidiaries. In connection with obtaining the approval of the Board of Governors of the Federal Reserve System to acquire up to 22 percent of the Common Stock, Bershire Hathaway and the Company have entered into an agreement, and Berkshire Hathaway has made commitments to the Board of Governors, designed to assure that its investment in the Company will at all times be passive. Accordingly, Berkshire Hathaway has granted its proxy to the Company to vote
    Berkshire Hathaway's shares in accordance with the recommendations of the Board of Directors of the Company. The 28,000-share balance of the shares identified as beneficially owned by Mr. Buffett is held by certain defined-benefit-type employee benefit plans for Berkshire Hathaway employees. While Mr. Buffett may be deemed to have beneficial ownership of such 28,000 shares due to his power to direct the investments of such plans, Mr. Buffett does not have or share voting power over such shares.
3. The Capital Group, Inc., an investment manager, through subsidiaires has sole dispositive power with respect to all of the reported shares, sole power to vote 813,830 of such shares and no power to vote the remaining shares. The Capital Group, Inc., disclaims beneficial ownership of all such shares.


                              PROPOSAL 1

                          ELECTION OF DIRECTORS

   Directors will be elected to serve until the next annual meeting or until their successors are elected and qualified. Directors are elected by a plurality of the votes cast by holders of Common Stock on the record date present in person or represented by proxy at the annual meeting. The proxy holders named on the enclosed proxy card, unless otherwise instructed, intend to vote all of the shares they represent as proxies for each of the nominees named herein. Although it is not contemplated that any nominee will decline or be unable to serve, if either occurs prior to the annual meeting, the Board of Directors will select a substitute nominee or amend the By-Laws to reduce the authorized number of directors.

  The Board of Directors recommends a vote FOR authority for the proxy holders to vote in favor of the nominees named below or their substitutes as described above.

All nominees are directors of the Bank and, if reelected as directors of the Company, will also be reelected as directors of the Bank.




                     H. JESSE ARNELLE Mr. Arnelle, 60, since 1985 has been the senior partner of Arnelle & Hastie, a law firm in San Francisco specializing in corporate litigation and public finance. He is also a director of Eastman Chemical Corporation, FPL Group, Inc.,
                     Textron Corporation and WMX Technologies, Inc.
                     Mr. Arnelle is the vice chairman of the Pennsylvania State University board of trustees and a past chairman of its educational policy committee. Mr. Arnelle also serves on the boards of Bay Area
                     UNICEF, the World Centre and the San Francisco
                     Opera. He has been a director of the Company since
                     1990.

                     WILLIAM R. BREUNER Mr. Breuner, 68, was
                     chairman and chief executive officer of John Breuner Co., retail and rental home and office furnishers, until his retirement in 1986. He is a general partner in Breuner Associates, Breuner Properties and
                     Breuner Pevarnick Real Estate Developers. He is also honorary chairman of the California State Railroad Museum Foundation. He has been a director of the Company since 1969.

                     WILLIAM S. DAVILA Mr. Davila, 62, until his retirement in May 1992 had been president of The
                     Vons Companies, Inc., a Los Angeles-based chain of supermarkets, since 1985. He is now president emeritus and a director of The Vons Companies, Inc., and a director of Pacific Gas and Electric Company and Geo. A. Hormel & Company. Mr. Davila is an officer of the Western Association of Food Chains and serves on the board of the Mexican American Grocers Association and on the foundation boards of Methodist Hospital, Arcadia, and Santa Marta Hospital, Los Angeles. He has been a director of the Company since 1990.

                     RAYBURN S. DEZEMBER Mr. Dezember, 63,
                     served as chairman of the board and chief executive officer of Central Pacific Corporation from 1981 until its acquisition by the Company in 1990. Mr.
                     Dezember is a director of CalMat Co., Tejon Ranch Company, Turner Casting Inc., The Bakersfield Californian and ARB, Inc., and is chairman of the board of trustees of Whittier College. He has been a director of the Company since 1990.

                     PAUL HAZEN Mr. Hazen, 52, has been president of the Company and the Bank since 1984. He is a director of Pacific Telesis Group, Phelps Dodge Corporation and Safeway, Inc. He has been a director of the Company since 1984.



                     ROBERT K. JAEDICKE Mr. Jaedicke, 65, is a professor (emeritus) of accounting at the Graduate School of Business, Stanford University, where he served as dean from 1983 to 1990. He is a director of Homestake Mining Company, California Water
                     Service Company, Boise Cascade Corporation, Enron Corporation, GenCorp, Inc. and State Farm
                     Insurance Companies. He has been a director of the Company since 1983.

                     PAUL A. MILLER Mr. Miller, 69, is chairman of the executive committee of Pacific Enterprises, a diversified holding company. He is a trustee of Mutual Life Insurance Company of New York and a director of Newhall Management Corporation. He is also a member of the executive committee of the California Business Roundtable and a trustee of the University of Southern California. He has been a director of the Company since 1970.

                     ELLEN M. NEWMAN Mrs. Newman, 65, has
                     been president of Ellen Newman Associates, consumer relations consultants, since its founding in 1974. She is chair emeritus of the board of trustees and a trustee of the University of California, San Francisco, Foundation, a vice president of the board of governors of the San Francisco Symphony, a director of the California Chamber of Commerce and a director of the Library Foundation of San Francisco. Mrs. Newman has been a director of the Company since 1976.

                     CARL E. REICHARDT Mr. Reichardt, 62, has been chairman of the board of the Company and the Bank since 1983. Mr. Reichardt's directorships include Columbia/HCA Healthcare Corporation, ConAgra, Inc., Ford Motor Company, Pacific Gas and Electric Company and Newhall Management Corporation. He has been a director of the Company since 1979.

                     DONALD B. RICE Mr. Rice, 54, has been
                     president of Teledyne, Inc., a diversified holding company, since March 1993 after serving as Secretary of the Air Force from 1989 to January 1993. Prior thereto he had been president and chief executive officer since 1972 of The RAND Corporation, a nonprofit research and educational institution. He is also a director of Teledyne, Inc. and Vulcan Materials Company. Mr. Rice originally served as a director of the Company from 1980 to 1989 and was reelected to the Board in February 1993.





                     CHANG-LIN TIEN Mr. Tien, 58, was appointed chancellor of the University of California, Berkeley, in 1990. From 1988 to 1990, he served as executive vice chancellor at the University of California, Irvine. Currently serving on the board of trustees of Princeton University and the board of directors of the American Association for the Advancement of Science, he is also an elected member of the American Academy of Arts and Sciences and of the National Academy of Engineering. Mr. Tien has been a director of the Company since 1990.


                     JOHN A. YOUNG Mr. Young, 61, retired in 1992 as chief executive officer and a director of Hewlett-Packard Company, positions he had held since 1978. He is a director of Affymetrix Corp., Chevron Corporation, Shaman Pharmaceuticals Inc. and Smithkline Beecham PLC. Mr. Young is also a director and trustee of the Foundation for the Malcolm Baldridge National Quality Award, as well as its president during 1990, and also a member of the Business Council and the executive committee of the Council on Competitiveness. He has been a director of the Company since 1977.


                       EXECUTIVE COMPENSATION

   The following table summarizes for the last five years compensation earned by or awarded to the chief executive officer and the other four most highly compensated executive officers during 1993. No stock appreciation rights were awarded during any period covered by the table.

                     SUMMARY COMPENSATION TABLE
<CAPTIONS>


                                                                                           LONG-TERM
                                                  ANNUAL COMPENSATION                    COMPENSATION
                                        -------------------------------------    ------------------------------
                                                                                                     COMMON
                                                                                                      SHARES
                                                                                                    UNDERLYING
                                                                 OTHER ANNUAL     RESTRICTED         STOCK          ALL OTHER
         NAME AND                        SALARY       BONUS      COMPENSATION    STOCK AWARDS        OPTIONS       COMPENSATION
      PRINCIPAL POSITION        YEAR       ($)         ($)            ($)           ($)(1)            (#)            ($)(2)
     -------------------        ----      ------    ---------    ------------    -------------      -----------    ------------
Carl E. Reichardt .........     1993      775,000   1,350,000          186                0           50,000           96,875
Chairman and Chief.........     1992      775,000           0          186                0           50,000           96,875
 Executive Officer.........     1991      775,000           0          158                0           55,000           96,874
                                1990      768,333     700,000          158                0           55,000           96,040
                                1989      697,500     825,000          158        1,183,125                0           87,188
Paul Hazen  ...............     1993      658,333   1,000,000          186                0           40,000           65,833
President                       1992      575,000           0          186                0           40,000           57,500
                                1991      575,000           0          158                0           41,000           57,500
                                1990      566,667     515,000          158                0           41,000           56,667
                                1989      497,502     625,000          158          887,344                0           49,750
Rodney L. Jacobs...........     1993      333,333     400,000       11,466                0           27,000           33,333
Vice Chairman                   1992      241,667     175,000       11,466                0           16,000           24,167
                                1991      200,000     100,000       11,438                0            9,000           20,000
                                1990      195,000     250,000       11,438                0            9,000           19,500
                                1989      165,004     200,000       11,438          177,469                0           16,500
Clyde W. Ostler............     1993      362,500     400,000       12,092                0           15,000           36,250
Vice Chairman                   1992      300,000     175,000       11,466                0           16,000           30,000
                                1991      300,000      50,000       11,438                0           16,000           30,000
                                1990      282,500     300,000       11,438                0           15,000           28,250
                                1989      187,500     300,000       11,438          197,188                0           18,750
William F. Zuendt..........     1993      466,667     600,000       11,466                0           20,000           46,667
Vice Chairman..............     1992      425,000     200,000       11,466                0           20,000           42,500
                                1991      425,000           0       11,438                0           20,000           42,500
                                1990      413,333     340,000       11,438                0           20,000           41,333
                                1989      342,500     375,000       11,438          444,066                0           34,250
- ----------
1.  On December 31, 1993, the number and value of the restricted share rights held by the persons named were as follows: Mr. Reichardt, 6,000,
    $776,250; Mr. Hazen, 4,500, $582,188; Mr. Jacobs, 900, $116,438; Mr.
    Ostler, 1,000, $129,375; and Mr. Zuendt, 2,252, $291,353. Holders of
    restricted share rights receive dividend equivalent payments equal in amount to the dividend paid on the underlying Common Stock.
2.  Amounts shown for 1993 represent Company contributions to its Tax
    Advantage and Retirement Plan ("TAP") and its unfunded Benefits
    Restoration Program (the "BRP"). As permitted by law, the BRP was credited with contributions which otherwise would have been made to
    TAP but for the limits imposed on TAP by the Internal Revenue Code.
    Amounts contributed during 1993 to TAP and the BRP respectively on behalf of the named officers were as follows: Mr. Reichardt, $21,006,
    $75,869; Mr. Hazen, $21,006, $44,827; Mr. Jacobs, $17,748, $15,585; Mr.
    Ostler, $17,050, $19,200; and Mr. Zuendt, $16,160, $30,507.


   Shown below is further information regarding employee stock options awarded during 1993 under the Company's Equity Incentive Plan to the five officers named above. No stock appreciation rights were awarded during the year.

                       OPTION GRANTS DURING 1993


                                                                                              POTENTIAL REALIZABLE VALUE AT
                                                                                               ASSUMED ANNUAL RATES OF
                                                                                                STOCK PRICE APPRECIATION
                                                INDIVIDUAL GRANTS                             FOR 10-YEAR OPTION TERM(1), (4)
                              -----------------------------------------------------     --------------------------------------
                                                                                          0% ($)       5% ($)         10% ($)
                                                                                        --------     --------       ---------
                                                                                        ASSUMED      ASSUMED        ASSUMED
                              COMMON                                                    COMMON       COMMON         COMMON
                              SHARES       % OF TOTAL                                   STOCK        STOCK          STOCK
                              UNDERLYING   OPTIONS                                      PRICE ON     PRICE ON       PRICE ON
                              OPTIONS      GRANTED TO       EXERCISE                    NOV. 16,     NOV. 16,       NOV. 16,
                              GRANTED      EMPLOYEES IN     PRICE       EXPIRATION      2003-        2003-          2003-
           NAME               (#)(2)       FISCAL YEAR(3)   ($/SH)      DATE            $110.75      $180.52        $286.84
          ------              ----------   --------------   --------    -------------   --------  ------------ ---------------
Carl E. Reichardt ..........    50,000         12.5          $110.75    Nov. 16, 1999(4)    0      1,883,280(4)   4,272,520(4)

Paul Hazen .................    40,000         10.0          $110.75    Nov. 16, 2003       0      2,790,900      7,043,700

Rodney L. Jacobs............    12,000          3.0          $107.25    Jul. 20, 2003       0        810,810      2,046,330
                                15,000          3.8          $110.75    Nov. 16, 2003       0      1,046,590      2,641,390

Clyde W. Ostler.............    15,000          3.8          $110.75    Nov. 16, 2003       0      1,046,590      2,641,390

William F. Zuendt...........    20,000          5.0          $110.75    Nov. 16, 2003       0      1,395,450      3,521,850

Five Named Officers as
  a Group...................   152,000         38.0                                         0      8,973,620     22,167,180

Total Shareholder Benefit..............................................................     0   3,894,200,000  9,828,200,000

Benefit of Five Named Officers as a Percent of Total...................................     0            0.2%           0.2%

- ----------
1.  The amounts shown are not the values of the options on the date they were granted. Instead, these are hypothetical future values based on the difference between the option exercise price and an assumed future
    Common Stock price at the end of the 10-year term of the options using rates of growth prescribed by the Securities and Exchange Commission.
    For all grants shown except the 12,000-share award to Mr. Jacobs, at an assumed appreciation rate of 5 percent per year starting at $110.75 per share, the Common Stock price would be $180.52 and the total increase in shareholder value would be $3,894,200,000 ($69.77 increase per share
    x 55.8 million outstanding shares). At an assumed appreciation rate of 10 percent per year starting at $110.75 per share, the Common Stock price would be $286.84 and the total increase in shareholder value would be
    $9,828,200,000 ($176.09 increase per share x 55.8 million outstanding shares). In the case of the 12,000-share grant to Mr. Jacobs, at assumed appreciation rates of 5 percent and 10 percent per year starting at
    $107.25 per share, the Common Stock price at the end of the 10-year term of those options would be $174.82 and $277.78, respectively.
2.  The options become exercisable with respect to one-third of their underlying shares on each of the first, second and third anniversaries of their grant, except that Mr. Reichardt's options become exercisable upon his retirement if sooner. The exercise price may be paid in cash or
    Common Stock or by means of a loan under the Equity Incentive Plan.
    See "Other Transactions with Officers and Directors-Equity Incentive
    Plan," below. No stand-alone or tandem stock appreciation rights were granted during 1993.
3.  Options to purchase a total of 400,400 shares of Common Stock were granted during 1993.
4.  Since employee stock options may be exercised for only three years beyond the Company's mandatory retirement age of 65, Mr. Reichardt's options must be exercised within six years as he is now 62. Accordingly, the potential realizable values shown for his options are given as of
    November 16, 1999. At assumed appreciation rates of 5 percent and 10 percent per year, the Common Stock price would be $148.42 and
    $196.20, respectively, on November 16, 1999.


   The following table shows the value realized upon exercise of options during 1993 and certain information about unexercised options at year-end with respect to the named officers. There were no stock appreciation rights exercised during the year or outstanding at year-end.


    AGGREGATED OPTION EXERCISES DURING 1993 AND YEAR-END OPTION VALUES

<CAPTIONS>
                                                         COMMON SHARES UNDERLYING               VALUE(1) OF UNEXERCISED
                           OPTIONS EXERCISED               UNEXERCISED OPTIONS ON             IN-THE-MONEY OPTIONS(2) ON
                               DURING 1993                    DECEMBER 31, 1993                  DECEMBER 31, 1993 ($)
                       --------------------------    --------------------------------      ------------------------------
                          SHARES
                         ACQUIRED         VALUE
                       ON EXERCISE      REALIZED
           NAME             (#)          ($)(1)       EXERCISABLE(3)     UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
          ------       -----------      ---------     --------------     -------------      -----------      -------------
Carl E. Reichardt .....   3,700          178,988          384,510            101,670         29,771,547        3,765,809
Paul Hazen  ...........       0                0          201,665             80,335         13,925,405        2,955,725
Rodney L. Jacobs.......       0                0           27,835             40,665          1,718,694        1,288,744
Clyde W. Ostler .......       0                0           47,383             31,000          3,068,153        1,156,047
William F. Zuendt......   8,350          460,706           89,645             40,005          6,245,736        1,468,613
- ----------
1. "Value" represents the difference between the option exercise price and the market value of the underlying Common Stock on December 31,
    1993, in the case of unexercised options, or on the date of exercise, in the case of exercised options.
2.  An option is "in the money" on a particular date if the market value of the underlying Common Stock on that date exceeds the option exercise price.
3.  These amounts are not the same as the amounts shown under "Beneficial
    Ownership," above, because these amounts do not include shares subject to options first becoming exercisable after January 31, 1993, but on or before April 1, 1994.


   Pension Benefits. The Company terminated its defined-benefit retirement plan on December 31, 1984, and purchased annuities for participants eligible to receive benefits under such plan. Since the Employee Retirement Income Security Act of 1974 limited individual annual benefits payable under the defined benefit retirement plan, benefits that otherwise would have been payable under the annuities in excess of that limit will be paid under the Company's Benefits Restoration Program. The combined annual benefit payable from such annuities and under the Benefits
Restoration Program to each of the named executive officers beginning at age 65 is as follows: Carl E. Reichardt, $185,226; Paul Hazen, $187,490; Rodney L. Jacobs, $27,573; Clyde W. Ostler, $108,638; and William F.
Zuendt, $141,619.


      REPORT OF MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                      ON EXECUTIVE COMPENSATION

   The Management Development and Compensation Committee (the
"Committee") of the Board of Directors, which consists solely of non-officer directors, has provided the following report on executive compensation:

   The Committee has responsibility for an executive compensation program designed to attract, motivate, reward and retain the management talent required to lead the Company, achieve its business objectives and increase shareholder value. An executive's compensation consists of three elements-base salary, bonus and option grants-which are determined separately based on different sets of criteria. The Committee and the management of the Company believe that the latter two elements of compensation should be primarily based on the performance of both the Company and the executive officer. In addition, each element of compensation is evaluated relative to positions of similar responsibility at the other institutions that comprise Wells Fargo's peer group of the 15 largest
U.S. bank holding companies (the "Peer Group").



BASE SALARIES

   Generally, base salaries for executives, including the Chief Executive Officer, are designed to be competitive with the median salary for positions of similar responsibility in the Peer Group. Salaries are then adjusted up or down based on the strategic importance of the position and the skills of the executive. Generally, increases in salary occur only in response to market changes or when warranted by an executive's change in responsibilities.
Based on the Committee's evaluation of competitive compensation information, the salaries of several executive officers, including the Chief Executive Officer, were increased effective March 1, 1994.


BONUSES

   Annual cash bonus awards vary substantially depending primarily on the performance of the Company. The key shareholder performance criteria are the Company's return to its shareholders compared to the returns of our Peer Group, the 50 bank holding companies represented in the Keefe, Bruyette & Woods, Inc., 50 Total Return Index for Bank Holding
Companies (the "KBW 50") and the 500 stocks represented in the Standard
& Poor's 500 Stock Price Index (the "S&P 500"). Additional Company performance criteria include measures of Company profitability. In addition, consideration is given to Peer Group compensation information and individual performance. To the extent that executive positions, including the Chief Executive Officer, can be matched with positions in the Peer Group, bonuses are also keyed to members of the Peer Group with similar financial performance. This year, bonuses are competitive with those in the upper range of bonuses paid by the Peer Group in 1992. The performance of individual executive officers, including the Chief Executive Officer, in meeting the Company financial goals referred to below and other relevant business unit financial plans is always considered. The number of variables under review, including the Company's performance relative to its annual financial plan, prevents any strict correlation between any one performance factor and an executive's annual bonus. An executive's performance is also evaluated in such areas as leadership, vision, initiative, personnel selection and retention and community relations. In awarding bonuses, all of the foregoing factors are evaluated in a qualitative manner and are not given preassigned weights.

1993 PERFORMANCE

   Results for the Company for 1993 follow:

   * The return to our shareholders in 1993, assuming full reinvestment of dividends, was 73 percent, which was the highest of our Peer Group. This compares favorably with 15 percent on average for the Peer Group, 10 percent on average for the companies comprising the S&P
     500 and 6 percent for the bank holding companies in the KBW 50.

   * Wells Fargo's 1993 performance significantly improved from 1992. The Company's profitability improved steadily through the course of the year, and by the fourth quarter reached levels last attained in 1990. Full-year return on equity of 16.74 percent was below the median of the Peer Group, while fourth-quarter return on equity of 19.85 percent was in the upper range of the Peer Group. The Company met or exceeded all financial goals for 1993, including measures of profitability, credit quality and capital adequacy, which improved markedly from 1992.

   * Our five-year return to shareholders of 162 percent compares favorably with the 97 percent average for the companies comprising the S&P 500 and the 82 percent average for the bank holding companies in the KBW 50. Our 10-year return to shareholders of 870 percent compares favorably with the 300 percent average for the companies comprising the S&P 500.



LONG-TERM INCENTIVE COMPENSATION

   Stock options motivate executives to make decisions leading to sustained growth in shareholder value. Our focus in granting awards, in order of importance, is on the executive's potential impact on shareholder value, performance and strategic responsibility. Performance is always considered in making option grants, with the exception that a grant may be awarded to a new executive if his or her position has substantial strategic importance and potential impact on shareholder value. Stock options are an additional tool used to ensure that the total compensation of our executives is generally competitive, and we analyze individual grants on a Peer Group basis when data is available. The grants in 1993 varied from the median to the upper range when compared to the Peer Group. All of the foregoing factors are evaluated in a qualitative manner and are not assigned predetermined weights. Stock options are granted only at current market price, thereby linking an executive's potential compensation to shareholder gain and encouraging management to operate the Company from the perspective of an owner.

   Based on these considerations, the Committee awarded 1993 stock option grants to the five officers named in the above table, "Option Grants During 1993." The award to the Chief Executive Officer was based, among other things, on the Committee's view of his past and expected future contributions to the long-term success of the Company, a review of Peer Group compensation information, his total compensation and his prior long-term compensation awards. These factors are evaluated in a qualitative manner and are not assigned predetermined weights.


STOCK OWNERSHIP GUIDELINES

   In 1993, the Company introduced minimum stock ownership guidelines for officers at the level of senior vice president and above. These guidelines support the view that management risk and rewards should have a direct relationship to shareholder returns. Based on their stock ownership, the Chief Executive Officer's and the President's investments at risk are among the largest in the Peer Group and exceed the guidelines set forth by the Company.

SPECIAL DEDUCTION LIMIT

   Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid after 1993 to the Company's Chief
Executive Officer and its four other most highly compensated officers to $1 million per year but includes an exception for performance-based compensation that satisfies certain conditions. The Company's policy is to make use of this exception so that all bonus and option compensation paid to its most highly compensated officers for years starting with 1994 will be deductible in accordance with Section 162(m). For this reason, the Board of Directors has adopted the Senior Executive Performance Plan and believes that, if the Plan is approved by shareholders at the annual meeting, bonuses for 1994 paid under the Plan will qualify for deductibility under Section 162(m). The Company also believes that stock options and stock appreciation rights granted pursuant to the 1990 Equity Incentive Plan and, if approved by shareholders at the annual meeting, the new Long-Term Incentive Plan will also qualify for the performance-based exception to the limits of Section 162(m). Where required to comply with Section 162(m), bonus and option awards under these plans will be determined by a subcommittee of the Management Development and Compensation Committee consisting only of those committee members whose only renumeration from the Company is paid in their capacity as directors. Because final regulations have not yet been adopted interpreting Section 162(m), however, there can be no assurance that deductions will be available for all such compensation.

                            Paul A. Miller, Chairman
                            William R. Breuner
                            Rayburn S. Dezember
                            Ellen M. Newman
                            Donald B. Rice
                            John A. Young

              COMPARATIVE TOTAL RETURN ON COMMON STOCK

   The following graphs present the yearly percentage change in the cumulative total shareholder return on the Common Stock for the five years and the ten years ended December 31, 1993. The graphs compare the cumulative total returns during those periods on the Common Stock, the Standard & Poor's 500 Stock Price Index ("S&P 500") and, in the five-year comparison only, the Keefe, Bruyette & Woods, Inc., 50 Total Return Index ("KBW 50"), which is not available for the ten-year period shown below. The KBW 50 is a market-capitalization-weighted stock price index composed of 50 bank holding company stocks. All computations have been made to give effect to the reinvestment of dividends.

                    FIVE-YEAR PERFORMANCE COMPARISON

AS OF
DECEMBER 31,        WELLS FARGO         S&P 500      K B W 50
- ------------       -----------         -------      --------
1988.............     $100              $100          $100
1989.............      127               132           119
1990.............      105               127            85
1991.............      111               166           135
1992.............      151               179           172
1993.............      262               197           182

   Assuming the reinvestment of all dividends, a hypothetical investment of $100 made as of December 30, 1988, in the Common Stock of the Company, and pro rata in the 500 stocks comprising the S&P 500 and in the 50 stocks included in the KBW 50 would have been worth $262, $197 and $182, respectively, as of December 31, 1993.





                    TEN-YEAR PERFORMANCE COMPARISON

AS OF
DECEMBER 31,        WELLS FARGO        S&P 500
- ------------       -----------         -------
1983.............     $100              $100
1984.............      124               106
1985.............      174               140
1986.............      287               166
1987.............      251               174
1988.............      367               203
1989.............      470               268
1990.............      389               259
1991.............      413               338
1992.............      561               364
1993.............      970               400


   Assuming the reinvestment of all dividends, a hypothetical investment of $100 made as of December 31, 1983, in the Common Stock of the Company and pro rata in the 500 stocks included in the S&P 500 would have been worth $970 and $400, respectively, as of December 31, 1993.




            OTHER TRANSACTIONS WITH OFFICERS AND DIRECTORS


   Executive Loan Plan. The Company's Executive Loan Plan was adopted by the Board of Directors in 1984. The persons eligible under the Plan to receive mortgage or general purpose loans or loan guarantees from the Company include executive officers of the Company and are selected by the chairman of the board or the president pursuant to authority delegated by the Management Development and Compensation Committee, which administers the Plan. Loans bear interest at the applicable rate in effect under Section 1274(d) of the Internal Revenue Code at the time the loan is made (currently between 3.94 and 6.35 percent for loans made in March 1994, depending on the term of the loan and certain other factors) and may be reduced by up to 5 percentage points while the borrower is an employee of the Company.

  Mortgage loans must be for the purpose of purchasing, constructing or improving the executive's principal residence or refinancing outstanding indebtedness with respect to such residence, cannot have a term exceeding
30 years and, when aggregated with other outstanding debt secured by such residence, must have a maximum principal balance of the lesser of $1,500,000 or 100 percent of the fair market value of such residence. General purpose loans may not have a term exceeding 10 years and must be for personal household expenses, education or support of dependents, extraordinary medical or dental expenses, income taxes or other purposes deemed appropriate by the Management Development and Compensation
Committee. General purpose loans cannot be used for investment purposes or to acquire shares of Common Stock under a stock option or similar plan of the Company or its subsidiaries, although such loans are available under the Equity Incentive Plan. See "Equity Incentive Plan," below. The maximum principal balance of all general purpose loans to the same executive cannot exceed the lesser of $250,000 or 150 percent of the executive's annual base salary.

  The following table gives information regarding the unpaid principal balances under the Plan for those of the five most highly compensated executive officers in 1993 with loans under the Plan and for all 1993 executive officers as a group during the time they served as such.


                                       BALANCE AS OF         MAXIMUM
                                        DECEMBER 31,         BALANCE
                                            1993           DURING 1993
Paul Hazen                            ----------------     -------------
  President .........................    $1,444,322         $1,460,489
Clyde W. Ostler
  Vice Chairman .....................    $2,207,209         $2,214,412
All 1993 Executive Officers as a
  Group(1)...........................    $8,404,962         $8,561,608

- ----------
1. The balance as of December 31, 1993, represents loans to seven persons; the maximum balance during 1993 represents loans to eight persons.


  Equity Incentive Plan. The Management Development and
Compensation Committee may authorize an extension of credit from the Company to an employee (including an employee who is an officer or director of the Company) to assist the employee in the purchase of Common Stock under the Plan. Under current policy adopted pursuant to provisions of the Plan, the Company may extend or guarantee loans with a maximum term of six years. Loans extended under the Plan bear interest at a variable rate that is adjusted each year to equal the greater of the average annual rate for three-year U.S. Treasury notes for the immediately preceding calendar year, currently estimated to be 4.44 percent during 1994, and the applicable rate in effect under Section 1274(d) of the Internal Revenue Code at the time the loan is made (currently between 3.94 and 4.01 percent for loans made in March 1994, depending on the term of the loan and certain other factors).

  The following table gives information about the unpaid principal balances under the Plan for those of the five most highly compensated executive officers in 1993 with loans under the Plan and for all 1993 executive officers as a group during the time they served as such.


                                      BALANCE AS OF          MAXIMUM
                                      DECEMBER 31,           BALANCE
                                          1993             DURING 1993
Carl E. Reichardt                    --------------        ------------
  Chairman of the Board ...........     $1,119,974          $1,119,974
Paul Hazen
  President .......................     $3,003,590          $3,003,590
Clyde W. Ostler
  Vice Chairman ...................     $  107,000          $  302,322
All 1993 Executive Officers as a
  Group(1) ..........................   $4,591,688          $4,787,010
- ----------
1. The balance as of December 31, 1993, and the maximum balance during 1993 represent loans to five persons.


   Other Transactions. The Bank has had and expects in the future to have banking transactions in the ordinary course of its business with many of the Company's directors and executive officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with others. The Company believes that the loans included among such transactions did not involve more than the normal risk of collectibility or present other unfavorable features at the time such loans were made.

   Loans by the Bank to directors and executive officers of the Company and to entities controlled by them are subject to limitations as to amount and purpose prescribed by the Federal Reserve Act. For example, extensions of credit by the Bank in excess of $500,000 to directors and executive officers of the Company and their related interests require the prior approval of a majority of the disinterested directors of the Bank. All extensions of credit to such persons must be made on nonpreferential terms. In addition, the Bank may not extend credit in excess of $100,000 to any executive officer of the Bank, which includes most executive officers of the Company, unless the purpose is to finance the education of the officer's children or the purchase, construction, maintenance or improvement of the officer's residence.

   Because of the complexity of the reporting requirements imposed on the Company's directors and executive officers under Section 16 of the Securities Exchange Act of 1934, the Company has assumed responsibility for preparing and filing the reports of changes in beneficial ownership required of these persons by this statute. Based on a review of beneficial ownership reporting forms and representations of its directors, executive officers and 10 percent shareholders, the Company believes that such persons were in compliance during 1993 with these reporting requirements, except that a timely filed report prepared by the Company for Guy Rounsaville, Jr., an executive officer, inadvertently failed to describe completely an exercise and sale transaction in August 1993. A corrective amendment was filed in December 1993.


       COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The following directors served as members of the Management
Development and Compensation Committee during 1993: Paul A. Miller, Chairman; William R. Breuner; Rayburn S. Dezember; Ellen M. Newman;
Donald B. Rice; and John A. Young. Of these, Messrs. Breuner, Dezember and Miller and Mrs. Newman, members of their families and entities controlled by them individually had loans or other extensions of credit outstanding from the Bank during 1993 made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Such loans did not involve more than the normal risk of collectibility or present other unfavorable features.

                             PROPOSAL 2

               APPROVAL OF NEW LONG-TERM INCENTIVE PLAN

   The Wells Fargo & Company Long-Term Incentive Plan (the "LTIP" or the "Plan") was adopted by the Board of Directors of the Company on February 15, 1994, subject to and effective upon approval by the shareholders at the annual meeting. The new LTIP is the successor to the existing 1990 Equity Incentive Plan (the "1990 EIP"), approved by shareholders in 1990, which is itself the successor to the original Equity Incentive Plan, approved by shareholders in 1982. Upon approval by the shareholders, the LTIP will supersede the 1990 EIP and no further grants will be made under the latter. No awards may be made under the LTIP after February 14, 2004. A copy of the new LTIP is attached to this Proxy Statement as Exhibit A. The following description of the LTIP is a summary and does not purport to be fully descriptive. Reference is made to Exhibit A for more detailed information. Approval of the LTIP requires the affirmative vote of the holders of a majority of the shares entitled to vote at the meeting.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE NEW
LTIP.


INTRODUCTION

   While similar to the existing 1990 EIP, in that the LTIP includes provisions for the same kinds of awards that could have been made under the 1990 EIP, the LTIP varies from the 1990 EIP in certain respects. The following are certain of the more important differences. The LTIP provides for awards of restricted shares in addition to the stock options, stock appreciation rights and share rights that could have been awarded under the 1990 EIP. Stock appreciation rights awarded under the LTIP need not be in tandem with stock options, as was the case under the 1990 EIP, but may stand alone. Share rights under the LTIP can be made payable entirely in cash rather than 50 percent in cash and 50 percent in stock, as under the 1990 EIP. Employee stock options granted under the LTIP can be granted with exercise prices at or, unlike the 1990 EIP, above the then current value of the Common Stock and, except for incentive stock options, can have terms longer than 10 years, the maximum provided in the 1990 EIP. The
LTIP also provides for grants to recipients not limited to present key employees of the Company.

   The purpose of the LTIP is to promote the interests of the Company and its subsidiaries by offering incentives and rewards in order to encourage recipients to view the Company as owners, create shareholder value and continue in the employ or service of the Company or its subsidiaries.


AWARDS

   The LTIP provides for grants of options to purchase Common Stock, share rights (entitling grantees to receive Common Stock in the future subject to conditions), restricted shares of Common Stock (the retention and transfer of which are subject to conditions), stock appreciation rights, or SAR's (entitling the grantee to receive the difference in value between the underlying Common Stock on the date of exercise and the date of grant), or a combination of them. Grants under the LTIP may be made a portion of a tandem award, whereby one portion of the award becomes payable or free of restrictions only to the extent that the other portion of the award is not exercised or is forfeited.

ADMINISTRATION

   The LTIP will be administered by the Management Development and Compensation Committee of the Company's Board of Directors (the
"Committee") or a subcommittee thereof. Awards under the LTIP intended to qualify for exemption from the limitation imposed by Section 162(m) of the Internal Revenue Code (applicable to compensation paid to an executive officer in excess of $1 million per year) will be made by a subcommittee which, to the extent required by Section 162(m), consists only of Committee members who receive compensation from the Company only as directors.
The Committee is composed of non-employee directors, and no member of the Committee is eligible to participate in the LTIP. In the case of awards to persons who are not statutory insiders subject to the reporting provisions and short-swing trading restrictions of Section 16 of the Securities Exchange Act of 1934, the LTIP would permit the Board to delegate administration to a committee on which employee directors would be eligible to serve. No such delegation is presently contemplated.



ELIGIBILITY

   The persons eligible to receive awards under the LTIP are such employees of the Company or its subsidiaries (including officers, whether or not they are directors) as the Committee from time to time may select. Awards may also be made to former employees of corporations acquired by or merged with the Company in replacement or assumption of awards granted by the disappearing corporation and to others providing services to the Company or its predecessors, excluding non-employee directors of the Company.

DESCRIPTION OF COMMON STOCK

   The Company's Restated Certificate of Incorporation authorizes it to issue up to 150 million shares of Common Stock, par value $5.00 per share, upon further authorization from time to time by the Board of Directors. As of February 18, 1994, the record date for the annual meeting, there were 55,827,132 shares of Common Stock issued and outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock held. All shares of Common Stock issuable under the LTIP will be fully paid and nonassessable. Holders of Common Stock are entitled to receive such dividends as are declared by the Board of Directors out of funds legally available therefor, subject to the limitations described below. In the event of liquidation, holders of Common Stock are entitled to receive pro rata any assets distributable after payment of liabilities and the liquidation preference, if any, on any shares of preferred stock then outstanding. There are no conversion, preemptive or redemption rights of the Common Stock.
The dividend rights and liquidation preferences relating to the preferred stock are superior to those applicable to the Common Stock. The Company will apply to list the Common Stock to be issued under the Plan for trading on the New York Stock Exchange.


SHARES AVAILABLE; AWARD LIMITS

   The Common Stock available for the LTIP may be either newly issued or treasury shares. Except as provided below, the total number of shares of Common Stock issuable under the Plan may not exceed 2,500,000, of which no more than 25 percent may be issued as restricted shares or may be subject to share rights. Shares not issued because of the termination or cancellation of an award either under the LTIP or the 1990 EIP are not counted against this limit and may be granted again. Except in the case of shares subject to incentive stock options or awards to statutory insiders subject to Section 16 of the Securities Exchange Act of 1934, shares awarded under either the LTIP or the 1990 EIP which are either (i) subject to an option exercised by delivering the same or a greater number of shares or (ii) not issued because cash is issued instead will not count against this limit. Thus, under the limited circumstances described in the two immediately preceding sentences, shares of Common Stock originally made subject to awards under the 1990 EIP may be made subject to awards under the LTIP. Similarly, except for awards to statutory insiders, restricted shares awarded under the LTIP which are forfeited or repurchased at the same price paid by the grantee will also not count against the foregoing limit. In addition, disregarding the adjustments discussed above in this paragraph, no individual may receive awards covering more than 25 percent of all shares initially or subsequently authorized under the LTIP. Finally, all of these limits and the terms of individual awards are subject to appropriate adjustment in the case of stock dividends, stock splits, combination of shares, mergers and other corporate changes.

   In order to assure their exemption from the limitation of Section 162(m) of the Internal Revenue Code, options granted under the 1990 EIP after February 17, 1993, will be assumed under the LTIP. Shares underlying such assumed options will not count against the 2,500,000 aggregate share limit, but will count against the 25 percent individual limit with respect to any grantee of an assumed option (computed as 25 percent of 2,500,000 plus the aggregate number of assumed options).

   For purposes of comparison, the total number of shares of Common
Stock authorized for issuance under the 1990 EIP was also 2,500,000, and annual awards under the 1990 EIP were also limited to grants relating to 800,000 shares. If the new LTIP is approved by shareholders, no further stock options, share rights or stock appreciation rights will be granted under the 1990 EIP. The total of all shares of Common Stock subject to outstanding options and share rights as of February 28, 1994, combined with the 2,500,000 shares that would be available under the new LTIP did not exceed 9.05 percent of the shares of Common Stock then outstanding.



TERMS OF OPTIONS

   Options granted under the LTIP may be either "incentive stock options" qualifying under Section 422 of the Internal Revenue Code or nonstatutory options. Incentive options may be granted only to employees. To the extent that the aggregate value of shares (determined at the time of grant) subject to incentive stock options first becoming exercisable in any one year exceeds $100,000 (or such greater amount as may be permitted under the Code), such options shall be treated as nonstatutory options. Options will have an option price no less than the value of the Common Stock at the time of grant; provided, however, that in the case of a nonstatutory option granted in tandem with or in substitution for a previously granted SAR, the exercise price per share must be no less than the value of the Common Stock when the SAR was granted. Such options will be exercisable on such date or dates during such period and for such number of shares as is determined by the Committee, except that no incentive option granted under the LTIP can have a term in excess of ten years. An option may also provide for the payment of dividend equivalents for the period prior to exercise, subject to such limitations as the Committee may determine.

   Payment of the option price may be made by delivery of a promissory note as authorized by the Committee, the delivery of other Common Stock, the proceeds of a simultaneous sale of the underlying Common Stock or other consideration approved by the Committee, including the surrender of an outstanding award.

   The terms of each option shall include the circumstances, as determined by the Committee, under which the option will be exercisable, if at all, in the event an optionee ceases to provide services to the Company or one of its subsidiaries.


TERMS OF STOCK APPRECIATION RIGHTS

   A stock appreciation right, or SAR, gives its holder the right to receive an appreciation distribution from the Company equal to the difference between the value of the Common Stock subject to the right at the time of exercise and an amount not less than the value of such Common Stock on the date the right was granted. In the case of SAR's granted in tandem with or substitution for a previously granted option, the appreciation distribution may be measured using an amount not less than the value of the Common
Stock on the date the option was granted. The appreciation distribution will be paid in Common Stock, cash or a combination thereof. An SAR may provide for the payment of dividend equivalents for the period prior to exercise, subject to such restrictions as the Committee may determine.


TERMS OF RESTRICTED SHARES

   A restricted share is a share of Common Stock issued under the LTIP subject to restrictions on retention and transfer determined by the Committee. These restrictions may include repurchase or forfeiture rights in favor of the Company. The Committee may determine whether any consideration other than the services of the grantee must be paid for restricted shares.


TERMS OF SHARE RIGHTS

   A share right gives a grantee the right to receive shares of Common Stock (together with dividend equivalents payable in cash or stock if so determined by the Committee) subject to such restrictions as the Committee may impose. The Committee may require, or permit the grantee to elect, that share rights be paid entirely in cash or partly in shares of Common Stock and partly in cash. The Committee may determine whether any consideration (other than the services of the grantee) must be paid for Common Stock issued pursuant to share rights. The Committee may also permit a grantee to defer the receipt of a payment in settlement of a share right.


EXTENSION OF CREDIT

   The Committee may authorize an extension of credit from the Company to a grantee (including an employee who is an officer or director of the Company) to assist in the purchase of Common Stock issuable pursuant to an LTIP award. The credit may take the form of (i) a loan by the Company, (ii) permitting the purchase price to be paid in installments or (iii) the guarantee by the Company of a third-party loan. The maximum credit available is the purchase price of the Common Stock to be acquired plus the maximum federal and state income and employment tax liability arising out of the acquisition. The remaining terms of the credit, including security, if any, interest rate and terms of repayment, will be subject to the discretion of the Committee. Credit outstanding under the 1990 EIP is described above. See "Proposal 1-Other Transactions with Officers and Directors - Equity
Incentive Plan."


ACCELERATION OF AWARDS

   In the event the Company is acquired, reorganized or liquidated or undergoes a change in control, the Committee may accelerate and pay awards under the LTIP.


AWARD MODIFICATION; PLAN AMENDMENT AND TERMINATION

   The Committee may modify or waive any or all of the terms of any outstanding award; provided, however, that without the consent of the grantee and except as may be necessary to qualify an award as an incentive option, no such modification or waiver may adversely affect the grantee's rights thereunder. With certain exceptions, the Board of Directors may amend, suspend or discontinue the LTIP in whole or in part at any time. Without shareholder approval, however, no modification of the Plan by the Board of Directors can materially increase the number of shares of Common Stock which may be issued under the Plan (except for certain adjustments in connection with the corporate changes described above), materially modify the eligibility requirements for awards under the Plan or make any other change which in the Board's judgment requires shareholder approval under applicable law or regulation. No awards may be made under the LTIP after February 14, 2004.


MISCELLANEOUS

   The LTIP permits the Committee to provide for income and employment withholding taxes by the payment of cash in lieu of a portion of the Common Stock issuable pursuant to an award or by the delivery of shares already held by the grantee.

   The terms of options, share rights, restricted shares and stock appreciation rights may vary from grant to grant. No options, share rights, restricted shares or stock appreciation rights may be transferred except upon death.

   For all purposes under the Plan, the value of the Common Stock on a particular date is the closing price reported for it on the New York Stock Exchange Composite Tape for the trading day preceding such date, unless the Committee determines that such price does not reflect fair market value in which event the Committee will determine it.

FEDERAL INCOME TAX CONSEQUENCES

   Incentive Stock Options. No taxable income will be recognized by the optionee upon the grant of an incentive stock option under the ltip, and no taxable income is recognized at the time the option is exercised. For purposes of the alternative minimum tax, however, an optionee will incur alternative minimum taxable income upon exercise of an incentive stock option equal to the amount of ordinary income that the optionee would have recognized upon exercise had the incentive stock option been a nonstatutory option. If the optionee does not make a disposition of the purchased shares within two years of the date of the option grant, nor within one year of the day the shares are transferred to the optionee, any profit or loss recognized upon a subsequent disposition will be long-term capital gain or loss.



   Generally, if the optionee disposes of the purchased shares within either the two-year period or one-year period mentioned above, the optionee will recognize ordinary income in the year of disposition equal to the amount by which the fair market value of the shares on the date the option was exercised exceeds the exercise price. Any additional gain recognized upon the disposition will be capital gain, which will be long-term if the shares are held for more than one year. If the disposition is an arm's-length sale or exchange with an unrelated party, however, the ordinary income will be limited to the amount by which the lesser of the amount realized or the fair market value at the date of exercise exceeds the exercise price.

   So long as the optionee does not dispose of any shares purchased under an incentive stock option before the expiration of the two- and one-year holding periods described two paragraphs above, no business expense deduction may be taken by the Company. To the extent that the optionee must recognize ordinary income upon disposition of his or her stock, the Company may deduct a like amount from its taxable income in the year recognized by the optionee.

   Nonstatutory Options. No taxable income would be recognized by the optionee upon the grant of a nonstatutory stock option under the LTIP. Generally, the optionee will recognize ordinary income on the date the option is exercised. Such ordinary income will be in an amount equal to the excess of the fair market value of the purchased shares on such date of recognition over the exercise price. The Company may deduct from its taxable income an amount equal to the optionee's ordinary income in the year recognized by the optionee.

   Stock Appreciation Rights. If a stock appreciation right granted under the LTIP is exercised for Common Stock or a combination of Common Stock and cash, the grantee will recognize ordinary income equal in amount to the fair market value of the Common Stock as of the later of the date of the exercise or the date of Committee approval of the exercise, if required, plus any cash received. The Company may deduct from its taxable income an amount equal to the grantee's ordinary income in the year recognized by the grantee.

   Restricted Shares. A holder of restricted shares recognizes ordinary income with respect to such shares at the time the restrictions lapse or, if the holder so elects, at the time of receipt of the shares. The amount of ordinary income is the fair market value of the shares at the applicable time, less any consideration paid by the holder for the shares. The Company will be entitled to deduct from its taxable income an amount equal to the ordinary income recognized by the holder in the year so recognized.
Dividends paid with respect to restricted shares will be taxable compensation income to the holder and the Company will be entitled to a corresponding deduction, unless the holder elects to be taxed on such shares at the time of receipt, in which case the holder would recognize taxable dividend income upon receipt of the dividends and the Company would not be entitled to any corresponding deduction with respect to such dividends.

   Share Rights. A grantee of share rights under the Plan would recognize no taxable income by reason of such grant. When the conditions precedent to the payment of cash or issuance of shares pursuant to such share rights are satisfied, however, the grantee would recognize ordinary income equal in amount to the cash received and the fair market value on the date of issuance of the shares issued pursuant to the share rights less any cash consideration paid by the grantee. Any cash dividend equivalent paid to a grantee of share rights is ordinary income. The Company will be entitled to deduct from its taxable income an amount equal to the grantee's ordinary income in the year recognized.

   Certain Restrictions. If a Plan participant is an officer subject to the insider reporting provisions and short-swing trading restrictions of Section 16 of the Securities Exchange Act of 1934 and does not otherwise elect, any ordinary income recognized upon the acquisition of Common Stock under an award or upon the premature disposition of Common Stock acquired under an incentive stock option would be determined as of the date of the lapse of such restrictions, to the extent applicable to such shares, and the participant's holding period would commence on that date.

   Special Deduction Limits. If an award is accelerated as a result of a change in control of the Company, all or a portion of the value of the award at that time may be a parachute payment for purposes of the Internal
Revenue Code's excess parachute provisions. Those provisions generally provide that if parachute payments exceed three times a grantee's average compensation for the five tax years preceding the change in control, the Company loses its deduction and the grantee is subject to a 20 percent excise tax for the amount of the parachute payments in excess of such average compensation.



   Recently enacted Section 162(m) of the Internal Revenue Code limits federal income tax deductions for compensation paid after 1993 to the Company's Chief Executive Officer and its four other most highly compensated officers to $1 million per year, but contains an exception for performance-based compensation that satisfies certain conditions. The Company believes that stock options and stock appreciation rights granted pursuant to the LTIP will qualify for the performance-based compensation exception to the deduction limit. Because final regulations have not been issued under Section 162(m), however, there can be no assurance that such options or stock appreciation rights will so qualify.

ACCOUNTING TREATMENT

   The initial granting of options will not result in any charge to expense in the Company's consolidated statement of income. Provided the number of shares to be acquired and the exercise price are known on the grant date, no charge to expense subsequently occurs unless the optionee, instead of exercising the option, surrenders it to exercise a tandem stock appreciation right. If the option grant is subject to performance criteria and other factors such that the number of shares of Common Stock that may be acquired cannot be determined at the time of grant, compensation expense will be recorded for, and adjusted for changes in, any net increase in appreciation of the fair market value of the Common Stock subject to the option over the option price until the date upon which the number of shares of Common
Stock that may be acquired is known. If a Plan participant is granted a stand-alone stock appreciation right and, to the extent that options which include a tandem stock appreciation right are or are likely to be surrendered in order to exercise the stock appreciation right, compensation expense arises. For a stand-alone stock appreciation right, an expense will be recorded for, and adjusted for changes in, any net increase in appreciation of the fair market value of the Common Stock over the fair market or other value established at the date of grant until the time of exercise. The expense recorded for a stock appreciation right issued in tandem with a stock option will be equal to, and adjusted for changes in, any net increase in appreciation of the fair market value of the Common Stock subject to an option over the option price until the time the stock appreciation right is exercised.

   The Company will recognize compensation expense for grants of restricted shares based on the fair market value of the Common Stock (disregarding restrictions) at the time of grant less the consideration to be received, if any, for the shares granted. This expense will be recorded during the service period, which generally will be the period the shares are subject to restrictions on retention and transfer (e.g., forfeiture or repurchase by the Company).

   The granting of share rights results in compensation expense to the Company equal in amount to the fair market value of the underlying shares of Common Stock on the date of grant less any consideration to be received. This expense will generally be recorded over the vesting period for the share rights, but the expense will be subject to periodic adjustment depending on any performance criteria which may be attached to the share rights, cash settlements and other factors.

   Any cash dividend equivalents paid to grantees of options, stock appreciation rights or share rights will result in compensation expense to the Company which will be recognized during the period earned. Cash dividends paid to holders of restricted stock will be recorded either as an expense or as a reduction in retained earnings.

   The number of options, stock appreciation rights and share rights outstanding will be considered in computing the Company's earnings per share and, if material, would reduce the amount otherwise reported.

   In 1993 the Financial Accounting Standards Board proposed changing the accounting treatment for stock-based compensation, including stock options. Under the proposal, which has generated considerable public comment, the Company would recognize an expense with respect to stock options granted under the LTIP equal to the estimated fair value of such options as of the date of grant. Expense recognition would be required for stock options granted after 1996, although earlier application would be permitted. Disclosure of the pro forma effect on net income and earnings per share would be required for stock options granted after 1993 but prior to application of the expense recognition provisions of the proposal. It is impossible to forecast whether or in what form such proposal may be adopted.


NEW PLAN BENEFITS

   Since awards under the LTIP will be discretionary, awards under the LTIP for the current fiscal year are not presently determinable. For purposes of comparison, the following table contains information about awards made and benefits received under the Company's 1990 EIP during 1993 to the named executive officers and groups indicated. All awards granted were either stock options or share rights. Approximately 770 persons received awards in respect of 1993 under the 1990 EIP; it is not anticipated that the number of persons receiving awards in respect of 1994 under the LTIP would be substantially greater. No non-officer nominee for election as a director and no non-officer director or associate of any nominee, director or executive officer of the Company received awards under the 1990
EIP during 1993. No person other than those shown in the table below received more than 5 percent of all stock options awarded under the 1990
EIP during 1993. On February 28, 1994, the closing price of the Common
Stock in New York Stock Exchange consolidated trading was $138 per share.

               BENEFITS UNDER 1990 EQUITY INCENTIVE PLAN
                              DURING 1993
<CAPTIONS>

                                                                                 NUMBER OF
                                       NUMBER OF                             SHARES OF COMMON
                                   SHARES OF COMMON      AVERAGE EXERCISE     STOCK UNDERLYING       NET VALUE
                                    STOCK UNDERLYING     PRICE OF OPTIONS       SHARE RIGHTS       REALIZED FROM
           NAME                     OPTIONS GRANTED          GRANTED(1)           GRANTED(2)      EXERCISED OPTIONS
           ----                    -----------------     ----------------     ----------------    -----------------
Carl E. Reichardt
  Chairman and Chief Executive
  Officer..........................       50,000              $110.75                   0             $ 178,988
Paul Hazen
  President .......................       40,000              $110.75                   0                     0
Rodney L. Jacobs
  Vice Chairman ...................       27,000              $109.19                   0                     0
Clyde W. Ostler
  Vice Chairman ...................       15,000              $110.75                   0                     0
William F. Zuendt
  Vice Chairman ...................       20,000              $110.75                   0             $  460,706
All 1993 Executive Officers as a
  Group ...........................      233,000              $110.57                 500             $7,490,904
Non-Executive Officers and Other
  Employees as a Group  ...........      167,400              $110.75             110,145             $4,216,654
- ----------
1.  The options expire on the tenth anniversary of their grant, except that
    Mr. Reichardt's options expire three years after he reaches age 65, the
    Company's mandatory retirement age. The options become exercisable with respect to one-third of their underlying shares on each of the first, second and third anniversaries of their grant, except that Mr.
    Reichardt's options become exercisable upon his retirement if sooner.
2.  The share rights entitle grantees to one share of Common Stock for each share right awarded after a period of 51 or 60 months, depending on the grant, provided the grantee is still employed by the Company at that time.

                              PROPOSAL 3

             APPROVAL OF NEW SENIOR EXECUTIVE PERFORMANCE PLAN

The Wells Fargo & Company Senior Executive Performance Plan (the
"SEPP" or the "Plan") was adopted by the Board of Directors on February
15, 1994, subject to approval by the shareholders at the annual meeting. For the officers eligible to participate in the new SEPP, it will supersede the discretionary cash bonus plan presently in effect. A copy of the new SEPP is attached as Exhibit B to this Proxy Statement. The following description of the SEPP is a summary and does not purport to be fully descriptive. Reference is made to Exhibit B for more detailed information. Approval of the SEPP requires the affirmative vote of the holders of a majority of the shares voting at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE NEW SEPP.

INTRODUCTION

   Section 162(m) of the Internal Revenue Code was signed into law on August 10, 1993, and provides that, effective January 1, 1994, publicly owned corporations like the Company may not deduct compensation in excess of $1 million per year paid to the Chief Executive Officer and the four other most highly paid executive officers unless the compensation is performance-based and paid under a shareholder-approved plan that satisfies certain conditions of Section 162(m). The new SEPP provides for the award of annual cash bonuses for each year through 1998 to the Chief Executive Officer, the President and each Vice Chairman if a profitability target set for each year is met. The SEPP is intended to promote the interest of the Company by providing incentives and rewards to its most senior executive officers and to qualify their compensation as performance-based within the meaning of Section 162(m). Because final regulations have not been issued under Section 162(m), however, there can be no assurance that such compensation will so qualify. The Plan is administered by the Management Development and Compensation Committee of the Board of Directors or a subcommittee that meets the requirements of Section 162(m) (the
"Committee"). The Plan is not a guarantee of any bonus or continued employment to any participant.

ELIGIBILITY

   To participate in the Plan, the Chief Executive Officer, President and each Vice Chairman must be designated by name or position as eligible by the Committee no later than March 31 during a year the Plan is in effect or by such earlier date as may be required by Section 162(m). No executive may participate in the Plan for any year in which he or she terminates employment for any reason other than normal retirement, death, disability or involuntary termination without cause. In the event of termination for any of such reasons, the Committee may reduce or cancel the participation of the executive. No executive subject to the SEPP may participate in any other Company incentive or bonus plan unless approved by the Committee.

BONUS POOL; SHARES

   Cash bonuses under the SEPP are awarded out of a pool whose size is determined by the Committee no later than March 31 in the year in respect of which awards are made or by such earlier date as may be required by
Section 162(m). The Committee first sets a target threshold for return on common equity ("ROE"), in no event less than 8 percent. The Committee then determines the percentage of net income applicable to Common Stock in excess of the ROE target threshold, never more than 4 percent, which will fund the pool.

   In determining the size of the pool, the Committee shall adjust annual net income applicable to Common Stock to disregard the following if they have a material effect: changes in tax rates and unusual or infrequent events like restructuring charges, sale of a business or investment securities, litigation losses, the cumulative effect of changes in accounting principles and natural disasters.



   No participant's share in the pool may exceed 30 percent. The exact size of each participant's share must be determined by the Committee no later than March 31 of the calendar year in respect of which the bonuses are awarded or by such earlier date as may be required by Section 162(m).
Share size may be determined by position or name and may be prorated for a partial year of service. The final payout must be approved by the Committee and shall occur as soon as practical after the Company closes it financial books for the year. The Committee may reduce, but not increase, an executive's award in its sole discretion based on the performance of the Company or the executive.


NEW PLAN BENEFITS

   For 1994, the ROE target threshold has been set at 10 percent and the specified percentage at 2-1/2 percent of net income applicable to Common Stock in excess of the ROE target threshold. If such levels had been in effect for 1993, when net income applicable to Common Stock was $562 million, a 10 percent ROE would have represented approximately $336 million of that amount, leaving approximately $226 million in excess of the ROE target threshold. Applying the specified 21/2 percent to this excess would have made approximately $6 million available for the pool. Had the Plan been in effect, there would have been no adjustments to such amount because of unusual or infrequent events during 1993. By comparison, the five most highly paid executive officers and the three additional vice chairmen eligible to participate in the SEPP received an aggregate of $4,985,000 in cash bonuses for 1993 under the discretionary cash bonus plan to be replaced by the SEPP. Nevertheless, because the amount payable to an executive under the SEPP is subject to discretion both as to the share of the pool initially allocated and whether the amount resulting from such share (or a reduced amount) will actually be paid, neither the amount that will be paid in the future to any eligible executive nor the amount that would have been paid last year had the SEPP been in effect is presently determinable.

DEFERRAL

   All or part of an award made under the Plan may be deferred. Any amounts deferred will accrue interest at the average annual rate for three-year Treasury notes for the immediately preceding calendar year.
Amounts deferred and the interest thereon will be distributed to the executive at such time or times and in such manner as he or she may specify, subject, however, to any restrictions imposed by the Committee. Amounts deferred and interest accrued thereon are unfunded and unsecured obligations of the Company. A participant may not assign, pledge or otherwise encumber his or her interest in any deferred bonus but may designate a beneficiary to receive it in the event of the participant's death.

AMENDMENT

   The Company may amend, discontinue or terminate the Plan in whole or in part at any time, except that any amendment to the Plan which would change the class of executives eligible to receive awards, the permissible amount of such awards or any other amendment required to be made by the shareholders under Section 162(m) must receive shareholder approval.

                             PROPOSAL 4

            RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has appointed KPMG Peat Marwick, certified public accountants, Three Embarcadero Center, San Francisco, California, as independent auditors for the Company for 1994. Shareholders are being asked to ratify this selection at the annual meeting. This firm or a predecessor has served as the independent auditors for the Company since 1969. Ratification of the appointment of KPMG Peat Marwick as independent auditors requires the affirmative vote of the holders of a majority of the shares voting at the meeting.

   As in the past, representatives of KPMG Peat Marwick will be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.



                         COST OF SOLICITATION

   In addition to solicitation by mail, proxies may also be solicited by directors, officers and employees of the Company and the Bank, who will not receive additional compensation for such solicitation. The Company has also engaged D.F. King & Co. Inc. to assist in contacting shareholders whose stock is held in the names of brokers or other custodians and will pay $7,000 plus out-of-pocket expenses for these services. Brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for their reasonable expenses incurred in sending proxy materials to beneficial owners of the Common Stock.


                              MISCELLANEOUS

   A shareholder who intends to present a proposal at the 1995 annual meeting of shareholders for inclusion in the Company's proxy statement and form of proxy relating to such meeting must submit such proposal by November 15, 1994. The proposal must be mailed to the Company's principal executive offices at 420 Montgomery Street, San Francisco, California 94163,
Attention: Secretary.

                                        Guy Rounsaville, Jr.
                                             Secretary


March 15, 1994

                                                          EXHIBIT A



                    WELLS FARGO & COMPANY

                   LONG-TERM INCENTIVE PLAN

1. PURPOSE

   This Long-Term Incentive Plan (the "Plan") is intended to promote the interests of Wells Fargo & Company (the "Corporation") and its subsidiaries by providing a method whereby employees, consultants and independent contractors performing services for the Corporation and its subsidiaries may be offered incentives and rewards which will encourage them to view the Corporation from an ownership perspective, create shareholder value and continue in the employ or service of the Corporation or its subsidiaries.

   The Plan will become effective and will supersede the 1990 Equity Incentive Plan (the "Prior Plan") upon stockholder approval of the Plan. Stock options granted under the Prior Plan after February 17, 1993, and before the effective date of the Plan shall be assumed under the Plan (and shall hereinafter be referred to as "Assumed Options"), but shall continue in accordance with the terms of the agreements evidencing such options unless and until modified in accordance with the terms of the Plan.

2. ADMINISTRATION

   The Plan will be administered by a committee or committees (which term includes subcommittees) appointed by, and consisting of one or more members of, the Board of Directors of the Corporation (the "Board"). The
Board may delegate the responsibility for administration of the Plan with respect to designated classes of eligible award recipients to different committees, subject to such limitations as the Board deems appropriate. The composition of any committee responsible for administration of the Plan with respect to persons who are subject to trading restrictions of Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act") with respect to securities of the Corporation shall comply with the applicable requirements of Rule 16b-3 of the Securities and Exchange Commission (or a successor provision). Members of a committee will serve for such term as the Board may determine, subject to removal by the Board at any time. Any committee appointed by the Board shall have full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan and to adopt such rules and regulations as it may deem necessary. Decisions of a committee made within the discretion delegated to it by the Board are final and binding on all persons who have an interest in the Plan. With respect to any matter, the term "Committee" refers to the committee that has been delegated authority with respect to such matter.

3. ELIGIBILITY FOR AWARDS

   Awards may be granted under the Plan to those employees of the Corporation and its subsidiaries (including officers, whether or not they are directors) as the Committee from time to time selects. Awards may also be made to consultants and other independent contractors who provide services to the Corporation and its subsidiaries. Awards may also be made to a former employee, consultant or independent contractor of an entity acquired by or merged into or with the Corporation or a subsidiary pursuant to the assumption, replacement or substitution of awards issued by such entity or an affiliate of such entity. However, in no event may an award be made to any individual who is a director, but not an officer, of the Corporation. Except as expressly provided otherwise, subsidiary includes, for purposes of the Plan, any entity in which the Corporation has a significant ownership interest, and any entity which may become a direct or indirect parent of the Corporation.

4. STOCK SUBJECT TO THE PLAN

   (a) Class. The stock which is the subject of awards granted under the Plan is the Corporation's authorized but unissued or reacquired common stock ("Common Stock"). In connection with the issuance of shares of Common Stock under the Plan, the Corporation may repurchase shares in the open market or otherwise.

   (b) Aggregate Award Limit. The total number of shares made subject to awards issued under the Plan may not exceed 2,500,000 shares (subject to adjustment under Section 4(c) and (e)). No more than 25% of that number may be issued as restricted shares or may be subject to share rights.

   (c) Share Counting Rules.

       (1) For purposes of this Section 4, the number of shares subject to an award is the maximum, gross number of shares which could be issued
   (or for which cash could be issued in lieu thereof) under the award, except that the number of shares subject to a stock appreciation right is the maximum number of shares to which the right relates. Shares that are subject to tandem awards are counted only once.

       (2) The maximum number of shares that may be made subject to awards under the Plan shall be increased by the number of shares subject to the unexercised or unpaid portion of an award granted under the Plan (or outstanding under the Prior Plan as of the effective date of the Plan) if such award expires or is terminated or cancelled for any reason before being exercised or paid in full (whether in shares of Common Stock or cash), to the extent that such shares do not remain subject to a tandem award under the Plan.

       (3) Except for the purpose of applying the limitations of Section 4(b) to awards granted to employees who are subject to Section 16 of the
   1934 Act or to Incentive Options (as defined in Section 6), the maximum number of shares that may be made subject to awards under the Plan shall be increased by:

           (i) the number of shares of Common Stock issued to the holder of an award under the Plan (or the holder of an award outstanding under the Prior Plan as of the effective date of the Plan) upon exercise or payment of the award to the extent that such number does not exceed the number of shares, if any, tendered by the holder as payment of the option price or other consideration required of the holder under the award;

           (ii) the number of shares subject to an award under the Plan (or an award outstanding under the Prior Plan as of the effective date of the Plan) for which cash is paid in lieu thereof (whether to satisfy tax withholding obligations or otherwise); and

          (iii) the number of restricted shares granted under the Plan that are forfeited to the Company (including pursuant to the exercise by the Company of a repurchase right pursuant to which the Company pays no more than the amount, if any, originally paid for such shares by the holder thereof).

       (d) Individual Award Limit. No individual may be granted awards under the Plan covering or related to more than 25% of the number of shares of Common Stock initially authorized for issuance under the Plan pursuant to the first sentence of Section 4(b) (disregarding any adjustments pursuant to Section 4(c)), plus 25% of any additional shares subsequently authorized for issuance by the Corporation's shareholders (subject, in each case, to adjustment under Section 4(e)).

       (e) Adjustments. In the event any change is made to the Common
   Stock subject to the Plan or subject to any outstanding award granted under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, or other change in corporate or capital structure of the Corporation), then, unless such change results in the termination of all outstanding awards, the Committee shall make appropriate adjustments to the maximum number of shares subject to the Plan; the maximum number of shares for which options, stock appreciation rights, restricted shares or share rights may be granted in any one calendar year; the maximum number of restricted shares and share rights that may be granted under the Plan; and the number of shares and price per share of stock subject to outstanding options, stock appreciation rights and share rights.




       (f) Assumed Options.  Shares of Common Stock underlying
   Assumed Options shall not count against the aggregate limit of (b) above. However, solely for purposes of applying the individual limit of
   (d) above to any individual, (i) the aggregate limit of (b) above shall be deemed increased by the number of such shares and (ii) the number of such shares underlying Assumed Options granted to any individual shall count against such limit with respect to such individual.

5. FORM AND GRANT OF AWARDS

   An award must be in the form of a stock option meeting the specifications of Section 6 or a stock appreciation right, restricted share or share right meeting the specifications of Section 7 or a combination thereof, as the Committee may determine. The Committee may grant awards independently of other compensation or in lieu of compensation that would otherwise be paid, whether at the election of the grantee or otherwise. Any award granted in lieu of any other compensation need not be equal in fair market value to such other compensation. In addition, awards may be granted in tandem with other awards, so that a portion of such award becomes payable or becomes free of restrictions only if and to the extent that the other award is not exercised or is forfeited.

6. STOCK OPTIONS

   Stock options granted under the Plan may be either incentive stock options ("Incentive Options") qualifying under Section 422 of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), or nonstatutory options, and will be appropriately designated. Options will be evidenced by instruments in such form as the Committee may from time to time approve and must conform to the following terms and conditions:

       (a) Option Price. The oprtion price per share must be no less than the fair market value of a share of Common Stock on the day the option is granted; provided that if an option other than an Incentive Option is granted in tandem with or in substitution for a previously granted stock appreciation right, the exercise price per share must be no less than the fair market value of a share of Common Stock on the date that the stock appreciation right was granted.

       (b) Number of Shares, Term and Exercise

          (1) Each option granted under the Plan will be exercisable during such period and for such number of shares as is determined by the Committee and set forth in the instrument evidencing such option.
       No option that is intended to be an Incentive Option may expire more than 10 years after the date of the option grant. Each option may contain such other terms, conditions and restrictions, which may vary from grant to grant, as the Committee may determine.

          (2) After an option granted under the Plan becomes exercisable, it may be exercised by notice to the Corporation at any time prior to the termination of such option.

          (3) The option price must be paid in full in cash upon exercise of the option; provided, however, that the Committee may, either at the time the option is granted or at any time before it is exercised and subject to such limitations as it may determine, authorize payment of all or a portion of the option price in cash and/or one or a combination of the following alternative forms:

              (i)  a promissory note authorized pursuant to Section 8;

              (ii) shares of Common Stock valued as of the exercise date;

             (iii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the option price; or



             (iv) such other consideration as the Committee may specify, including the surrender of an outstanding award.

          (4) An option may provide for the payment, either currently or at the time of exercise, of dividend equivalents for the period the option is held before exercise, subject to such requirements and limits as the Committee may specify.

       (c) Termination of Services. The Committee shall determine and set forth in each instrument which evidences an option whether the option will continue to be exercisable, and the terms and conditions of such exercise, if an optionee ceases to be employed by, or to provide services to, the Corporation or any of its subsidiaries.

       (d) Incentive Options. Options granted under the Plan which are intended to be Incentive Options are subject to the following additional terms and conditions:

          (1) Dollar Limitation. To the extent that the aggregate fair market value (determined as of the date or respective dates of grant) of shares with respect to which options that would otherwise be Incentive Options are exercisable for the first time by any individual during any calendar year under the Plan (or any other plan of the Corporation, a parent or subsidiary corporation or predecessor thereof) exceeds the sum of $100,000 (or such greater amount as may be permitted under the Internal Revenue Code), whether by reason of acceleration or otherwise, such options shall be "nonstatutory" options. Such options shall be taken into account in the order in which they were granted.

          (2) 10% Shareholder. If any employee to whom an Incentive
       Option is to be granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (determined by application of the ownership attribution rules of Section 425(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation, then the following special provisions will apply to the option:

              (i) The option price per share of the Common Stock subject to such Incentive Option may not be less than 110% of the fair market value of one share of Common Stock on the date of grant; and

             (ii) The option may not have a term in excess of five years from the date of grant.

          (3) Eligible Employees. Individuals who are not employees of the Corporation or one of its parent or subsidiary corporations may not be granted Incentive Options.

          (4) Parent; Subsidiary. For purposes of this Section 6(d) "parent and subsidiary corporation" and "parent or subsidiary corporation" shall have the meaning attributed to those terms under Section 422(b) of the Internal Revenue Code (or a successor provision).


7. STOCK APPRECIATION RIGHTS, RESTRICTED SHARES AND
   RESTRICTED SHARE RIGHTS

   The terms, conditions and restrictions to which stock appreciation rights, restricted shares and share rights are subject shall be evidenced by instruments in such form as the Committee may from time to time approve and may vary from grant to grant, but shall conform to the following:

       (a) Stock Appreciation Rights. A stock appreciation right shall consist of the right, subject to such terms, conditions and restrictions as the Committee shall determine, to receive an appreciation distribution in an amount equal to the difference between (i) the fair market value of a share of Common Stock on the date of the exercise of the right and (ii) an amount not less than the fair market value of one such share on the date that the right is granted (or, in the case of a stock appreciation right granted in tandem with or in substitution for a previously granted option, an amount not less than the fair market value of a share of Common Stock on the date that the option was granted). The appreciation distribution may be made in the form of Common Stock, cash or a combination thereof. A stock appreciation right may provide for the payment, either currently or at the time of exercise, of dividend equivalents for the period the right is held before exercise, subject to such requirements and limits as the Committee may specify.


       (b) Restricted Shares. A restricted share issued under the Plan shall consist of a share of Common Stock, the retention and transfer of which are subject to such terms, conditions and restrictions (including repurchase and/or forfeiture rights in favor of the Corporation) as the Committee shall determine. The Committee shall have the absolute discretion to determine whether any consideration (other than the services of the grantee) is to be received by the Corporation or its subsidiaries as a condition to the issuance of restricted shares.

       (c) Share Rights. A share right granted under the Plan shall consist of the right, subject to such terms, conditions and restrictions as the Committee shall determine, to receive a share of Common Stock
   (together with dividend equivalents, payable in cash or stock, if so determined by the Committee). The Committee may require that a grantee receive, or permit a grantee to elect to receive, all or a portion of the total value of the Common Stock subject to share rights in the form of a cash payment (based on the fair market value of a share of Common Stock on the date of settlement of the right), subject to such terms, conditions and restrictions as the Committee may specify. The Committee shall have the absolute discretion to determine whether any consideration (other than the services of the grantee) is to be received by the Corporation or its subsidiaries as a condition to the issuance of shares pursuant to share rights and may permit a holder to elect to defer the receipt of any payment in settlement of such a right.


8. LOANS, LOAN GUARANTEES AND INSTALLMENT PAYMENTS

   In order to assist a grantee (including a grantee who is an officer or director of the Corporation) in the acquisition of shares of Common Stock pursuant to an award granted under the Plan, the Committee may authorize, either at the time of the grant of an award or at any time before the acquisition of Common Stock pursuant to the award, (i) the extension of a loan to the grantee by the Corporation, (ii) the payment by the grantee of the purchase price, if any, of the Common Stock in installments, or (iii) the guarantee by the Corporation of a loan obtained by the grantee from a third party. The terms of any loans, guarantees or installment payments, including the interest rate and terms of repayment, will be subject to the discretion of the Committee. Loans, installment payments and guarantees may be granted with or without security. The maximum credit available is the purchase price, if any, of the Common Stock acquired plus the maximum federal and state income and employment tax liability which may be incurred in connection with the acquisition.


9. ASSIGNABILITY

   No option, stock appreciation right or share right granted under the Plan may be assigned or transferred by the grantee other than by will or by the laws of descent and distribution, and during the lifetime of the grantee, options, stock appreciation and share rights granted under the Plan may be exercised only by the grantee. However, an award may permit the grantee to designate a beneficiary who may exercise the award or receive compensation under the award after the grantee's death.


10. WITHHOLDING

   The Corporation's obligation to deliver shares or cash upon the exercise or settlement of any award under the Plan is subject to the satisfaction of all applicable federal, state and local income and employment tax withholding obligations. The Committee may, in its discretion and subject to such rules as it may adopt, permit the optionee to satisfy withholding obligations, in whole or in part, by delivering shares of Common Stock already held by the optionee or by electing that a portion of the total value of the shares of Common Stock otherwise issuable under the award be paid in the form of cash in lieu of the issuance of Common Stock and that such cash payment be applied to the satisfaction of the withholding obligations.


11. ACCELERATION AND TERMINATION OF AWARDS

   The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change in control of the Corporation, as defined by the Committee, to provide for the acceleration of vesting and/or payment under an award granted under the Plan and/or the settlement of any such award in cash upon or immediately before the effective time of such event. However, the grant of awards under the Plan will in no way affect the right of the Corporation to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.


12. VALUATION OF COMMON STOCK

   For all valuation purposes under the Plan, the fair market value of a share of Common Stock will be its closing price, as quoted on the New York Stock Exchange Composite Tape, on the day immediately prior to the date in question. If there is no quotation available for such day, then the closing price on the next preceding day for which there does exist such a quotation shall be used. If, however, the Committee determines that, as a result of circumstances existing on any date, the use of such price is not a reasonable method of determining fair market value on that date, the Committee may use such other method as, in its judgment, is reasonable.


13. EFFECTIVE DATE AND TERM OF PLAN

   (a) Effective Date. The Plan will become effective on the date it is approved by the holders of at least a majority of the Corporation's voting stock represented and voting at a duly held meeting at which a quorum is present. If such shareholder approval is not obtained within 12 months of adoption by the Board, no awards may be granted hereunder and the Prior Plan will continue in accordance with its terms.

   (b) Term. No further grants may be made under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board.


14. AMENDMENT OR DISCONTINUANCE

   (a) Plan. The Board may amend, suspend or discontinue the Plan in whole or in part at any time; provided, however, that, except to the extent necessary to qualify as Incentive Options any or all options granted under the Plan which are intended to so qualify, such action may not adversely affect rights and obligations with respect to awards at the time outstanding under the Plan. The Board may not, without the approval of the Corpora-tion's shareholders (i) materially increase the number of shares of Common Stock which may be issued under the Plan (unless necessary to effect the adjustments required under Section 4(e)), (ii) materially modify the eligibility requirements for awards under the Plan or (iii) make any other change with respect to which the Board determines that shareholder approval is required by applicable law or regulatory standards.

   (b) Awards. The Committee shall have full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding award, to the extent not inconsistent with the Plan; provided, however, that no such modification or waiver may, without the consent of the holder, adversely affect the holder's rights thereunder.


15. NO OBLIGATION

   Nothing contained in the Plan (or in any award granted pursuant to the Plan) shall confer upon any person any right to continue in the employ of, or to provide services to, the Corporation or any affiliate or constitute any contract or agreement of employment or service or interfere in any way with the right of the Corporation or an affiliate to reduce such person's compensation from the rate in existence at the time of the granting of an award or to terminate such person's employment or services at any time, with or without cause, but nothing contained herein or in any award shall affect any contractual rights of any person pursuant to a written employment, consulting or service agreement.

16. USE OF PROCEEDS

   The cash proceeds received by the Corporation from the issuance of shares pursuant to awards under the Plan will be used for general corporate purposes.



17. REGULATORY APPROVALS

   The implementation of the Plan, the granting of any award under the Plan, and the issuance of Common Stock or cash upon the exercise under any such award are subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the awards granted under it or the Common Stock issued pursuant to it.

18. GOVERNING LAW

   To the extent not otherwise governed by federal law, the Plan and its implementation shall be governed by and construed in accordance with the laws of the State of California.

                                                           EXHIBIT B


                    WELLS FARGO & COMPANY

            SENIOR EXECUTIVE PERFORMANCE PLAN


   This Senior Executive Performance Plan (the "Plan" or "SEPP Plan") is established by Wells Fargo & Company (the "Company") effective January 1, 1994, to supersede the Executive Incentive Pay Plan ("EIPP") for any calendar year with respect to those executives who are selected for participation in the Plan for such year.


1. PURPOSE

   The purposes of the Plan are to:

   (a) Promote the interests of the Company;

   (b) Provide incentives and rewards to key senior executives, as a group and individually, who are largely responsible for the management, growth and profitability of the Company; and

   (c) Qualify compensation under the Plan as performancebased compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986 or a successor provision ("Section 162(m)").


2. ADMINISTRATION

   The Plan will be administered by the Management Development and Compensation Committee or a subcommittee thereof that satisfies the requirements of Section 162(m) (the "Committee"). The Committee will have full authority to administer the Plan, including authority to interpret and construe any relevant provision of the Plan and to adopt such rules and regulations as it may deem necessary. Decisions of the Committee are final and binding on all persons who have an interest in the Plan.


3. ELIGIBILITY AND PARTICIPATION

   (a) The executives eligible to participate in the Plan for any calendar year shall be the Chairman and/or Chief Executive Officer, the President and each Vice Chairman of the Company.

   (b) Participants are approved for each calendar Plan year by the Committee by name or position and will not be eligible for an award for any year unless explicitly approved for such year. Participants may, at the discretion of the Committee, be approved for participation for part of a Plan year on a pro-rata basis.

   (c) No executive shall participate in the Plan for any year if he/she participates in any other Company-sponsored incentive, sales or bonus plan for that year, unless such participation is approved by the Committee.

   (d) No participant shall receive an award under the Plan for any calendar year if he/she terminates employment before the end of that calendar year for any reason other than normal retirement, death, disability or involuntary termination without cause. If an executive's employment is terminated for any of those specified reasons during a calendar year, the Committee may, in its sole discretion, reduce or cancel the participation of such executive for that year.

4. DETERMINATION OF THE SEPP POOL

   (a) The total amount of bonuses available for payout ("SEPP Pool") for any calendar year shall be a specified percentage of that portion, if any, of the Company's net income attributable to common stock for the year that exceeds a specified threshold percentage return on common equity for the year. Both the specified percentage and the specified threshold return on common equity for each year shall be determined by the Committee no later than March 31 of the calendar year for which the SEPP Pool is determined or such earlier date as shall be required under Section 162(m). In no event shall the specified percentage exceed 4%, nor shall the threshold return on common equity be less than 8%.

   (b) For purposes of determining the SEPP Pool, net income attributable to common stock shall be net income of the Company and its consolidated subsidiaries attributable to common stock as reported by the Company and certified by its independent public accountants, but excluding the following if they have a material effect on annual net income attributable to common stock: events or transactions that are either unusual in nature or infrequent in occurrence (such as restructuring/reorganization charges, the sale or discontinuance of a business segment, the sale of investment securities, losses from litigation, the cumulative effect of changes in accounting principles, and natural disasters) and changes in federal, state or local income or franchise tax rates.


5. DETERMINATION OF PARTICIPANTS' SHARES OF THE SEPP POOL

   (a) The Committee shall have the sole discretion to determine the share of the SEPP Pool available to each participant. In no event shall any participant's share of the SEPP Pool exceed 30%.

   (b) Share awards shall be specified by the Committee no later than March 31 of the calendar year for which the share is awarded or such earlier date as shall be required under Section 162(m). Share size may be determined by position or name and may be prorated for a partial year of service.

   (c) Final payouts are subject to the approval of the Committee and shall occur as soon as practical after the close of the Company's financial books for the year. The Committee reserves the right to reduce or cancel any payout that would otherwise be due to a participant if, in its sole discretion, the Committee deems such action warranted based on other circumstances relating to the performance of the Company or the participant.


6. DEFERRAL ELECTION

   (a) Each participant in the Plan may defer part or all of the bonus awarded to him/her with respect to any calendar year by executing the SEPP Deferral Election Forms and delivering them to the Executive
Compensation Department no later than the date specified in the notification to the participant of his/her participation for such year, which date shall be the later of:

       (1) a date prior to December 31 of the calendar year preceding the year in which the participant may earn a bonus or

       (2) a date within 30 days following the date of such notification.

   (b) A participant may elect to defer either a specific dollar amount or a percentage of his/her bonus. If the dollar amount to be deferred exceeds the bonus actually awarded, 100% of the bonus will be deferred. Any election to defer a percentage less than 100% of the bonus must be made in multiples of 25% of the bonus. The election, once made, shall be irrevocable with respect to the year for which it is made.

   (c) The deferred bonus will be credited to a special book account maintained for each participant and will accrue interest each year, commencing as of March 1 of the year following the calendar year in which the bonus is earned. The rate each year will be equal to the average annual rate for 3-year Treasury Notes for the immediately preceding calendar year. Distribution of the deferred bonus plus accrued interest will be made at such time or times and in such manner as the participant shall specify at the time he/she files the SEPP Deferral Election Forms, subject, however, to such restrictions and limitations as the Committee may from time to time impose.


7. DEFERRED AMOUNTS

   The obligation to pay the deferred bonus plus interest shall at all times be an unfunded and unsecured obligation of the Company. The participant and his/her beneficiary(ies) shall look exclusively to the general assets of the Company, as general creditors of the Company. The Plan is intended to be unfunded for purposes of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986. The participant shall have no right to assign, pledge or encumber his/her interest in the amount credited to the deferred bonus account. The participant may, however, designate one or more beneficiaries to receive the account balance in the event of his/her death.

8. AMENDMENT/TERMINATION

   The Company hereby reserves the right, exercisable by the Committee, to amend the Plan at any time and in any respect or to discontinue and terminate the Plan in whole or in part at any time, subject to Section 9. Amendment or termination may be effective with respect to any amount which has not yet been paid out, except that amounts which have been credited to a deferred bonus account shall be paid out in accordance with the applicable deferral election or, if the Committee so determines upon termination of the Plan, distributed to such participant as soon as practicable after termination of the Plan. In no event shall the SEPP Pool or any award be increased, other than pursuant to Section 4(b), after the last day that an award must be specified for qualification as performance-based compensation under Section 162(m).

   No provision of the Plan shall be deemed to constitute a commitment of the Company to pay, or to confer any contractual or other rights upon a participant to receive, a bonus award for any one or more calendar years or to confer upon any participant any right to continue in the employ of the Company or to constitute any contract or agreement of employment or to interfere in any way with the right of the Company to terminate a participant's employment at any time, with or without cause, but nothing contained herein shall affect any contractual right of a participant pursuant to a written employment agreement.

9. TERM AND SHAREHOLDER APPROVAL

   In no event shall any award be made under the Plan for any year after calendar year 1998. The Plan, awards under the Plan, and any amendment to the Plan which would change the class of executives who are eligible to receive awards under the Plan or the permissible amount of such awards shall be subject to approval of the Company's shareholders in such manner and with such frequency as shall be required under Section 162(m).